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                                                                  EXHIBIT 99(a)
                                     FRONT

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                                   P R O X Y


                              LIFE BANCORP, INC.
                       SPECIAL MEETING FEBRUARY 23, 1998


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned shareholder of Life Bancorp, Inc., a Virginia corporation ("Life"), appoints the Board of Directors of Life or any successors thereto the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of Life which the undersigned is entitled to vote at the Special Meeting of Shareholders of Life to be held at the Norfolk Waterside Marriott, 235 East Main Street, Norfolk, Virginia, on Monday, February 23, 1998 at 10:00 a.m., Eastern Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

     1. To approve an Agreement and Plan of Reorganization, dated as of October 29, 1997 (the "Reorganization Agreement"), by and among Life, BB&T Corporation, a North Carolina corporation ("BB&T"), and BB&T Financial Corporation of Virginia, a Virginia corporation and wholly owned subsidiary of BB&T, and a related Plan of Merger (the "Plan of Merger"), pursuant to which each share of common stock of Life will be converted into the right to receive shares of common stock of BB&T and cash in lieu of any fractional share, in amounts to be determined as described in the accompanying Proxy Statement/Prospectus. A copy of the Reorganization Agreement and the Plan of Merger set forth therein is attached to the Proxy Statement/Prospectus as Appendix I.

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

   2. Any other matter that may be submitted to a vote of shareholders at the Special Meeting.

     (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)
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                                     BACK


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                              LIFE BANCORP, INC.


THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL ON THE REVERSE SIDE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Proxy Statement/ Prospectus accompanying it.

Dated         , 1998
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Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.